EXHIBIT A

JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule, as it may be amended, jointly on behalf of each of such parties.

Dated:  December 21, 2017

IBEX INVESTORS LLC

By: /s/ Justin B. Borus
Name: Justin B. Borus Title: Manager

/s/ Justin B. Borus
Justin B. Borus
IBEX MICROCAP FUND LLLP By: Ibex Investors LLC its general partner

By: /s/ Justin B. Borus
Name: Justin B. Borus Title: Manager

LAZARUS MACRO MICRO PARTNERS LLLP By: Ibex Investors LLC its general partner

By: /s/ Justin B. Borus
Name: Justin B. Borus Title: Manager